Exhibit 23 - Consent of Expert


EXHIBIT 23


          CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated August 28, 2001 relating to the financial statements of GPH Enterprises, Inc. as of December 31, 2000 and June 30, 2001.

/s/ Stark Winter Schenkein & Co., LLP
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    Stark Winter Schenkein & Co., LLP
    Certified Public Accountants

October 5, 2001
Denver, Colorado